Exhibit 8.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

November 29, 2006

Agreement and Plan of Merger

dated as of October 5, 2006

by and among Parent, Merger Sub and Company

Ladies and Gentlemen:

We have acted as counsel for Crown Castle International Corp., a Delaware corporation (“Parent”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 5, 2006, by and among Parent, CCGS Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and Global Signal Inc., a Delaware corporation (“Company”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”) with Merger Sub as the surviving entity, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

We have examined (i) the Merger Agreement, (ii) the registration statement on Form S-4 (the “Registration Statement”), and (iii) the representation letters of Parent, Company and Merger Sub delivered to us for purposes of this opinion (the “Representation Letters”), which will also be delivered to us in substantially the same form at the Effective Time to support delivery of our opinion with respect to the treatment of the Merger as a reorganization for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (such opinion to be substantially in the form of the opinion attached as Exhibit A hereto). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the relevant statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent, Company and Merger Sub in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement, if relevant, or the Representation Letters “to the best knowledge of,” or based on the belief of Parent, Company and Merger Sub or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed, with your permission, that the parties have complied with and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement. If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, we hereby confirm our opinion set forth under the heading “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement, subject to the limitations and qualifications stated therein.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign laws, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

This opinion is being provided for the benefit of Parent so that Parent may comply with its obligations under the Federal securities laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the headings “Summary of the Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger”, “Material United States Federal Income Tax

Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Crown Castle International Corp.

510 Bering Drive, Ste. 600

Houston, TX 77057

Exhibit A

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

[Closing Date of Merger]

Agreement and Plan of Merger

dated as of October 5, 2006

by and among Parent, Merger Sub and Company

Ladies and Gentlemen:

We have acted as counsel for Crown Castle International Corp., a Delaware corporation (“Parent”), in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 5, 2006, by and among Parent, CCGS Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and Global Signal Inc., a Delaware corporation (“Company”), pursuant to which Company will merge with and into Merger Sub (the “Merger”) with Merger Sub as the surviving entity, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto.

We have examined (i) the Merger Agreement, (ii) the registration statement on Form S-4 (the “Registration Statement”), and (iii) the representation letters of Parent, Company and Merger Sub delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the relevant statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent, Company and Merger Sub in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Merger Agreement, if relevant, or the Representation Letters “to the best knowledge of,” or based on the belief of Parent, Company and Merger Sub or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed, with your permission, that the parties have complied with and, if applicable, will continue to comply with, the relevant covenants contained in the Merger Agreement. If any assumption above is untrue for any reason, our opinion might be adversely affected and may not be relied upon.

Based upon the foregoing, it is our opinion that for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and each of Parent and Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign laws, or with respect to other areas of U.S. federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

Our opinion is based on current statutory, regulatory and judicial authority, any of which might be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

This opinion is being provided for the benefit of Parent so that Parent may comply with its obligation under the Federal securities laws. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name under the headings “Summary of the Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger”, “Material United States Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

Crown Castle International Corp.

510 Bering Drive, Ste. 600

Houston, TX 77057